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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

July 27, 2005

Date of Report (Date of earliest event reported)

METALDYNE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12068 (Commission File Number)	38-2513957 (I.R.S. Employer Identification No.)
47659 Halyard Drive, Plymouth, Michigan 48170 (Address of Principal Executive Offices)
(734) 207-6200 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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/    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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/    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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/    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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/    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

        Effective January 3, 2005, and as previously disclosed, Metaldyne Corporation (the "Company") reorganized its company from three principal segments into two principal segments: Chassis and Powertrain. As a result of this reorganization, the Company changed the composition of its reportable segments beginning in the first quarter of 2005. Prior to the first quarter of 2005, the Company operated primarily in three segments: Driveline, Engine and Chassis.

        In order to report the impact of the change in the Company's reportable segments, the Company has restated the amounts disclosed in the Company's consolidated financial statements for the years ended January 2, 2005, December 28, 2003 and December 29, 2002 relating to reportable segments solely to conform to the 2005 composition of reportable segments. No additional restatements have been made. The Company has attached as exhibits to this report:

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  Management's Discussion and Analysis of Financial Condition and Results of Operations for the three years ended January 2, 2005, December 28, 2003 and December 29, 2002 and the three months ended April 2, 2005 and March 28, 2004; and

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  The Company's audited restated consolidated financial statements as of January 2, 2005 and December 28, 2003 and for the three years ended January 2, 2005, December 28, 2003 and December 29, 2002.

Item 9.01    Financial Statements and Exhibits.

  (c)
  Exhibits. The following exhibit is filed herewith:

Exhibit 23.1	Consent of PricewaterhouseCoopers LLP.
Exhibit 23.2	Consent of KPMG LLP.
Exhibit 99.1
Management's Discussion and Analysis of Financial Condition and Results of Operations for the three years ended January 2, 2005, December 28, 2003 and December 29, 2002 and the three months ended April 2, 2005 and March 28, 2004.
Exhibit 99.2	Audited restated consolidated financial statements as of January 2, 2005 and December 28, 2003 and for the three years ended January 2, 2005, December 28, 2003 and December 29, 2002.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 27, 2005

METALDYNE CORPORATION
By:	/s/ JEFFREY M. STAFEIL
	Name:	Jeffrey M. Stafeil
	Title:	Executive Vice President and Chief Financial Office

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SIGNATURES